As filed with the Securities and Exchange Commission on ___________

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCHUFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

DELAWARE	86-1033353

1841 W. Buchanan Street, Phoenix, Arizona 85007 (Address of Principal Executive Office) (Zip Code)

SCHUFF INTERNATIONAL, INC.
DIRECTOR COMPENSATION PLAN
(Full title of plan)

Scott A. Schuff
President and Chief Executive Officer
SCHUFF INTERNATIONAL, INC.
1841 W. Buchanan Street
Phoenix, Arizona 85007
(Name and address of agent for service)

(602) 252-7787
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate Offering	Registration
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee

Common Stock $0.001 par value	50,000	$1.81	$90,500	$7.32

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the amount of registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant’s Common Stock on July 14, 2003.

Item 3. Incorporation of Certain Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 4.4
Exhibit 5
Exhibit 23.1

     This registration statement also relates to the Form S-8 Registration Statement No. 333-66325, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under that registration statement, the registrant registered 50,000 shares of common stock for issuance under the Schuff International, Inc. Director Compensation Plan. This registration statement reflects the amendment to the Director Compensation Plan increasing the number of shares authorized thereunder from 50,000 shares to 100,000 shares.

Item 3. Incorporation of Certain Documents by Reference.

     The following documents have been filed by Schuff International, Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

3.	Our Proxy Statement for the 2003 Annual Meeting of Stockholders, filed April 11, 2003.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing

4.4	Schuff International, Inc. Director Compensation Plan and First Amendment	Filed herewith

5	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 16th day of July, 2003.

SCHUFF INTERNATIONAL, INC., a Delaware corporation

By:	/s/ David A. Schuff David A. Schuff Its: Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ David A. Schuff David A. Schuff	Chairman of the Board of Directors	July 16, 2003

/s/ Scott A. Schuff Scott A. Schuff	President, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2003

/s/ Michael R. Hill Michael R. Hill	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 16, 2003

/s/ Edward M. Carson Edward M. Carson	Director	July 16, 2003

/s/ Dennis DeConcini Dennis DeConcini	Director	July 16, 2003

/s/ H. Wilson Sundt H. Wilson Sundt	Director	July 16, 2003

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

4.4	Schuff International, Inc. Director Compensation Plan and First Amendment	Filed herewith

5	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5